UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

NEW LEAF BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Dewolf Road, Old Tappan, New Jersey 07675
(Address of principal executive offices)(Zip Code)

(201) 784-2400
(Registrants telephone number, including area code)

N/A
(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 14, 2012 the Company entered into a Consulting Agreement with Fuselier and Co., Inc. to advise the Company on a corporate turnaround strategy. The compensation arrangement gives Fuselier the right to earn up to 34,000,000 shares of New Leaf Brands, Inc. common stock in 2012 and 12,000,000 shares thereafter annually. A copy of the Agreement is included as Exhibit 10.1

On February 14, 2012 the Company entered into a five year Employment Agreement with David Fuselier. Mr. Fuselier will assume the role of Chairman, Chief Executive Officer and President immediately. His compensation arrangement is discussed in Item 5.02 below. A copy of  the Agreement is included as Exhibit 10.2

On February 14, 2012 the Company entered into a Mutual Termination and Release agreement between New Leaf Brands, Inc. and Eric Skae. A copy of the Agreement is included as Exhibit 10.3

On February 14, 2012 the Company entered into a two year Consulting Agreement with Eric Skae. Effective February 16, 2012, Mr. Skae will receive a monthly consulting fee of $14,000 plus reimbursement of $4,000 in authorized expenses . A copy of the Agreement is included as Exhibit 10.4

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On February 14, 2012 Eric Skae, our current Chairman, Chief Executive Officer and President, resigned as our Chairman, CEO, CFO and COO.  Mr. Skae also resigned as a member of our Board of Directors. Mr. Skae will remain with the Company in a non-executive consulting capacity to assist will all matters necessary. His resignation letter is annexed hereto as Exhibit 10.5.

On February 14, 2012, O. Lee Tawes resigned as a member of our Board of Directors. Mr. Tawes was not a member of any committee of the Board at the time of his resignation.  His resignation letter is annexed hereto as Exhibit 10.6.

On February 14, 2012, our Board appointed David Fuselier, as our as our Chairman, CEO and President.  Effective February 16, 2012, Mr. Fuselier will receive an annual salary of $150,000.  The Company’s Board shall research and establish the Company’s executive option pool, pursuant to its desire to establish a Stock Option Plan (the “Plan”).  The Employee will be provided options (the “Options”) to purchase shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) at an exercise price equal to the Current Market Price (as hereinafter defined) on the date of grant.  The Options will vest as to 20% on the date of grant and as to an additional 20% on each anniversary date of the date of grant.  The Options will expire as to each vested portion if not exercised within five (5) years after the date of vesting.  Subject to the foregoing, the terms and provision of the Options shall be consistent with the Plan and all exhibits thereto.

For the last ten years, Mr. Fuselier (52) has been the principal of Fuselier and Co., a private merchant banking firm in engaged corporate turnarounds. He is a graduate of Louisiana State University (MSJ) and Louisiana College (BA).

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is furnished with this report on Form 8-K.

Exhibit	Description

10.1	Form Of Consulting Agreement with Fuselier and Co., Inc
10.2	Form Of Employment Agreement with David Fuselier
10.3	Form Of Mutual Termination and Release agreement between New Leaf Brands, Inc. and Eric Skae
10.4	Form Of Consulting Agreement with Eric Skae
10.5	Letter of resignation of Eric Skae, dated February 14, 2012.
10.6	Letter of resignation of O. Lee Tawes, dated February 14, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2012	By:	/s/ David Fuselier
Print Name: David Fuselier
Title: President and Chief Executive Officer

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